Exhibit 5
(212) 407-4827



			  April 27, 1994






United Television, Inc.
132 S. Rodeo Drive, 4th Floor
Beverly Hills, California 90212

Dear Sirs:

	  We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, being filed by United Television, Inc., a Delaware corporation
(the "Company"), with the Securities and Exchange Commission, relating (i) to interests ("Interests") in the Company's Employees' Stock Purchase Plan (the "Stock Purchase Plan") and related shares of Common Stock, $.10 par value per share ("Common Stock") and (ii) to 85,000 shares of Common Stock issuable upon the exercise of options granted or available for grant under the Company's 1995 Director Stock Option Plan (the "Stock Option Plan", and together with the Stock Purchase Plan, the "Plans").

	  We have examined the Plans, originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.


		(i) The Interests of participants in the Stock Purchase Plan will be valid and subsisting, in accordance with such Plan;

	       (ii) Common Stock to be purchased by the trustee of the Stock Purchase Plan, in accordance with such Plan, if already issued and outstanding, have been legally issued and are fully paid and nonassessable; or if issued by the Company in accordance with the Plan, will be legally issued, fully paid, and nonassessable, provided, however, that the payment therefor is in any event not less than the par value of the shares so issued.

	      (iii) The issuance of the Common Stock in accordance with the Plans has been validly authorized, and shares of Common Stock when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable, provided, however, that the consideration for any such issuance is not less than the par value of the shares of Common Stock so issued.

	  We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement.

			      Very truly yours,

			      LOEB AND LOEB